                                                                   Exhibit 10-21



                 AGREEMENT AMENDING GLOBAL SETTLEMENT AGREEMENT
                 --------- -------- ------ ---------- ---------



       Agreement entered into as of this 29th day of October, 1998, by and among
       -------------------------------------------------------------------------
Rochester Gas and Electric Corporation, a New York corporation ("RG&E"), General Electric Capital Corporation, a New York corporation ("GE Capital"), Kamine/Besicorp Allegany L.P., a Delaware limited partnership as debtor and debtor in possession ("Debtor") and the other entities listed on the signature page hereof ("Kamine Affiliates"), embodying an amendment to that certain Global Settlement Agreement made and dated as of January 15, 1998, among the parties hereto other than Besicorp Group Inc.(the "Global Settlement Agreement").



                                   WITNESSETH
                                   ----------



          WHEREAS, the parties hereto other than Besicorp Group Inc. ("BGI") are parties to the Global Settlement Agreement/1/, a copy of which (without exhibits) is annexed hereto as Exhibit A; and

          WHEREAS, BGI desires to become a party to the Global Settlement Agreement on the same terms and subject to the same conditions as the Kamine Affiliates, except as to a claim that BGI has asserted against the Debtor as an expense of administration claim in the amount of $352,700 (the "BGI Claim") which claim is disputed and is to be resolved by the Bankruptcy Court; and

          WHEREAS, the parties hereto other than BGI have agreed to amend the Global Settlement Agreement to add BGI as a party thereto upon the terms and subject to the conditions set forth below and upon no other terms and conditions.

          NOW, THEREFORE, for and in consideration of the foregoing recitals which are


-----------------
/1/Capitalized terms that are used and that are not defined herein shall have the same meanings herein that they have in the Global settlement Agreement.

incorporated in and are a part of this Agreement, and the mutual promises and covenants herein contained and contained in the Global Settlement Agreement, and in consideration of the agreement of BGI to withdraw its objections to the Plan and the approval of the Global Settlement Agreement and the Ammerlaan Settlement Agreement (each as modified to include BGI as a party thereto), IT IS HEREBY AGREED by and among the parties hereto as follows;

        1. The Global Settlement Agreement is hereby amended to include BGI as a party thereto and the definition of the term "Kamine Affiliate" as used therein shall include BGI unless otherwise specified herein.

        2. Section 4(b) of the Global Settlement Agreement is hereby amended to read as follows:

            "Effective on the Effective Date, each party hereto other than Debtor, GE Capital and BGI (the latter solely with respect to the BGI Claim) hereby waives and relinquishes any and all Claims against Debtor, the Estate of Debtor or property of Estate of Debtor, including Claims arising from or related to the PPA, the Facility and the Greenhouse, but excluding the

            BGI Claim and each Kamine Affiliate other than BGI (solely with respect to the BGI claim) agrees that it shall not receive or retain any distribution or property under the Plan."

        3. Section 8(a) of the Global Settlement Agreement is hereby amended so that the first two lines thereof shall read as follows.

            "Except for (i) obligations pursuant to this Settlement Agreement and (ii) the claims of BGI against KBALP incorporated in the BGI Claim (which Claim shall be preserved to BGI), on the Effective Date, each of RG&E, ***"

        4. Section 8(b) of the Global Settlement Agreement is hereby amended to insert the phrase "other than with respect to the BGI Claim" immediately after the third word of the sixth line thereof and after the word Estate in the last line.

        5. Section 16 of the Global Settlement Agreement is hereby amended to delete the references to Paul S. Hollander, Esq. and Stephen Nachimson, Esq. on page 31 thereof and to insert in their place the name of A. Mitchell Greene, Esq. and the firm of Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, New York, New York 10105-0143, Fax No.
    (212) 956-2164.

        6. The signature pages of the Global Settlement Agreement shall be amended in order to provide for the execution of the Global Settlement Agreement by Besicorp Group, Inc. with the signature to be acknowledged by a notary public.

        7. The parties hereto agree, ratify and confirm that, except as specifically provided herein, all other provisions of the Global Settlement Agreement shall be and remain in fuIl force and effect in accordance with their respective terms. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.



  Dated:  November 3  1998  "RG&E"
                            ------


                            ROCHESTER GAS AND ELECTRIC CORPORATION


                            By:    s/ Michael T. Tomaino
                                   ---------------------

                            Name:  Michael T. Tomaino
                            Its:   Senior Vice President and General Counsel


  Dated:  October 28, 1998  "GE Capital"
                  ---        ----------


                            GENERAL ELECTRIC CAPITAL CORPORATION


                            By:    s/ William D. Strittmatter
                                   --------------------------

                            Name:  William D. Strittmatter
                            Its:   Vice President


  Dated:  October 28, 1998  "DEBTOR"
                  ----       ------


                             KAMINE/BESICORP ALLEGANY L.P.


                             By:    KAMINE Allegany COGEN CO., INC.
                             Its:   Managing Partner


                             By:    s/ William D. Strittmatter
                                    --------------------------

                             Name:  William D. Strittmatter
                             Its:   President

                              "KAMINE AFFILIATES"
                              -------------------

  Dated:  October  28, 1998
                   ---

                            KAMINE ALLEGANY COGEN CO., INC.


                            By:   s/ William D. Strittmatter
                                  --------------------------
                            Name William D. Strittmatter
                            Its:  President



Dated:  October  28, 1998
                ----

                            BETA ALLEGANY INC.


                            By:  s/ William D. Strittmatter
                                ---------------------------
                            Name:  William D Strittmatter
                            Its:   President



Dated:  October  28, 1998
                ----

                            KAMINE DEVELOPMENT, L.P


                            By:   Kamine Allegany Cogen Co., Inc.
                            Its:  General Partner


                            By:  s/ William D. Strittmatter
                                ---------------------------
                            Name:  William D. Strittmatter
                            Its:   President



Dated:  October     1998
                ---

                            KAMINE DEVELOPMENT CORP.


                            By:  s/ Harold N. Kamine
                                --------------------
                            Name:  Harold N. Kamine
                            Its:   President


Dated:  October 30, 1998
                ---

                            BESICORP GROUP, INC.


                            By:  s/ Michael Daley, E.V.P.
                                -------------------------
                            Name:  Michael Daley
                            Its:   Executive Vice-Pres / CFO

STATE OF NEW YORK )
                  :
COUNTY OF MONROE  )



          On the 3rd day of November in the year 1998 before me personally came MICHAEL T. TOMAINO to me known, who, being by me duly sworn, did depose and say that he resides in Honeoye, New York, that he is the Senior Vice President and General Counsel of ROCHESTER GAS AND ELECTRIC CORPORATION, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; and that he signed his name thereto by order of the board of directors of said corporation.



                                                 s/Christina K. Sardou
                                                 ---------------------
                                                     Notary Public



                                                   CHRISTINA K. SARDOU
                                            Notary Public, State of New York
                                              Registration No. 01SA6015061
                                                      Genesee County
                                            Commission Expires October 19, 2000

STATE OF CONNECTICUT  )
                      :    SS.:
COUNTY OF FAIRFIELD   )



          On the 28th day of October in the year 1998 before me personally came WILLIAM D. STRITTMATTER to me known, who, being by me duly sworn, did depose and say that he resides in Fairfield, Ct; that he is the President of Kamine Allegany Cogen Co. Inc., a New York corporation, the managing general partner of Kamine/Besicorp Allegany L.P. and of Kamine Development, L.P., partnerships described in and which executed the above instrument; that he knows the seal of said corporation; and that he signed his name thereto by order of the board of directors of Kamine Allegany Cogen Co., Inc.



                                                 s/Marylena Antonelli
                                                 --------------------
                                                     Notary Public


                                                   MARYLENA ANTONELLI
                                                     NOTARY PUBLIC
                                           MY COMMISSION EXPIRES MAY 31, 2001

STATE OF CONNECTICUT )
                     :    SS.:
COUNTY OF FAIRFIELD  )



          On the 28th day of October in the year 1998 before me personally came WILLIAM D. STRITTMATTER, to me known, who, being by me duly sworn, did depose and say that he resides in Fairfield, Ct., that he is a Vice President of General Electric Capital Corporation, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; and that he signed his name thereto by order of the board of directors of said corporation.



                                                  s/Marylena Antonelli
                                                  --------------------
                                                     Notary Public



                                                    MARYLENA ANTONELLI
                                                      NOTARY PUBLIC
                                           MY COMMISSION EXPIRES MAY 31, 2001

STATE OF CONNECTICUT  )
                      :    SS.:
COUNTY OF FAIRFIELD   )



          On the 28th day of October in the year 1998 before me personally came WILLIAM D. STRITTMATTER to me known, who, being by me duly sworn, did depose and say that he resides in that he resides in Fairfield, Ct.; and that he is the President of each of Kamine Allegany Cogen Co., Inc.; and Beta Allegany Inc. corporations described in and which executed the above instrument; that he knows the seal of said corporations; and that he signed his name thereto by order of the board of directors of said corporations.



                                                /s/Marylena Antonelli
                                                ---------------------
                                                     Notary Public


                                                   MARYLENA ANTONELLI
                                                     NOTARY PUBLIC
                                           MY COMMISSION EXPIRES MAY 31, 2001

STATE OF NEW JERSEY  )
                     :    SS.:
COUNTY OF SOMERSET   )



          On the 2nd day of November in the year 1998 before me personally came Harold N. Kamine to me known, who, being by me duly sworn, did depose and say that he resides in Lewsbury, New Jersey; that he is the President of Kamine
                   --------------------
Development Corp., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; and that he signed his name thereto by order of the board of directors of said corporation.



                                            s/Barbara Perrette
                                            ------------------
                                               Notary Public



                                              BARBARA PERRETTE
                                        Notary Public of New Jersey
                                        Commission Expires 9/11/2002

STATE OF NEW YORK  )
                   :    SS.:
COUNTY OF ULSTER   )


        On the 30th day of October in the year 1998 before me personally came MICHAEL DALEY, to me known, who, being by me duly sworn, did depose and say that he resides at c/o BESICORP GROUP, INC., 1151 Flatbush Road, Kingston, N.Y., that he is the Executive Vice President/CFO Besicorp Group, Inc., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; and that he signed his name thereto by order of the board of directors of said corporation.



                                               s/Terri A. Nickolich
                                               --------------------
                                                   Notary Public


                                                TERRI A. NICKOLICH
                                          Notary Public, State of New York
                                         Resident in and for Ulster County
                                            Commission Expires 5/31/2000

                          Global Settlement Agreement


          Settlement Agreement made and dated as of January 15, 1998, by and among Rochester Gas and Electric Corporation, a New York corporation ("RG&E"), General Electric Capital Corporation, a New York corporation ("GE Capital"), Kamine/Besicorp Allegany L.P., a Delaware limited partnership as debtor and debtor-in-possession ("Debtor") and the other entities listed on the signature page hereof ("Kamine Affiliates"), embodying a global settlement of various claims among the parties and the agreement of the parties to be implemented by a Chapter 11 plan of liquidation to be proposed jointly by GE Capital and the Debtor ("Plan")


                          W  I  T  N  E  S  S  E  T  H
                          -  -  -  -  -  -  -  -  -  -


          WHEREAS, Debtor is the beneficial owner and operator of (i) a natural gas fired electric generating facility located in the Town of Hume, New York (the "Facility") which may be operated in conjunction with a 15-acre greenhouse facility and related personal property ("Greenhouse"), as described in that certain Ground Lease between Debtor and Allegany Greenhouse Inc., dated as of June 1, 1993; and (ii) a water distillation plant and related equipment located near the Facility; and

          WHEREAS, RG&E entered into a Power Purchase Agreement dated July 20, 1990, with Debtor's predecessor-in-interest; and

          WHEREAS, said Power Purchase Agreement, as amended on or as of December 14, 1990 and June 30, 1993 ("PPA"), was duly assigned to and assumed by Debtor by an Assignment and Assumption Agreement dated August 25, 1992; and

          WHEREAS, on or about June 30, 1993, GE Capital and RG&E entered into a certain Consent and Agreement of said date (the "Consent Agreement"); and
          WHEREAS, disputes exist among RG&E, GE Capital and Debtor regarding the rights and obligations of the parties under the PPA and the Consent Agreement; and

          WHEREAS, in September, 1994, RG&E commenced a state court civil action to declare the PPA unenforceable, as against Debtor and Kamine Affiliates in New York State Supreme Court, Monroe County, Index No. 8174-94 (the "NYS Action"); and

          WHEREAS, on or about January 27, 1995, Debtor commenced an antitrust action against RG&E in the United States District Court for the Western District of New York, 95-CV-6405-L (the "WDNY Action"); and

          WHEREAS, on November 13, 1995 (the "Filing Date"), Debtor filed a voluntary petition for relief under Chapter

11 of Title 11, United States Code ("Bankruptcy Code") in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"), which case is pending as case No. 95-28703 (WFT) (the "Chapter 11 Case"); and

          WHEREAS, on the Filing Date, Debtor commenced an adversary proceeding against RG&E in the Bankruptcy Court ( A.P. No. 95-2909) (the "Adversary Proceeding") by filing a complaint with the Clerk of the Bankruptcy Court; and

          WHEREAS, on November 20, 1995, GE Capital moved to intervene in the Adversary Proceeding as a party-plaintiff, which motion was granted by order dated December 7, 1995; and

          WHEREAS, on or about August 13, 1996, Debtor and GE Capital commenced a second adversary proceeding against RG&E in the Bankruptcy Court (A.P. No. 96-
2559) (the "Second Adversary Proceeding") by filing a complaint (the Adversary Proceeding and the Second Adversary Proceeding are sometimes collectively referred to as the "Adversary Proceedings"); and

          WHEREAS, the Facility has not produced electricity since mid-February, 1996; and

          WHEREAS, as of the Filing Date, GE Capital was owed and has filed a Secured Proof of Claim for the approximate amount of $91,644,771.41, which indebtedness was secured by a lien upon and security interest against all or substantially all of the assets and property of Debtor; and

          WHEREAS, GE Capital has made loans (the "DIP Loans") to Debtor under a Debtor-in-Possession Credit Agreement during the Chapter 11 Case in order to permit Debtor to meet the costs and expenses of administration, including those relating to maintenance of the Facility; and

          WHEREAS, the Bankruptcy Court has entered Orders approving DIP Loans duly made by GE Capital to Debtor with an unpaid balance in the approximate amount of 36,600,000 as of March 31, 1998; and

          WHEREAS, on or about June 26, 1997, Defendants in the NYS Action filed a Joint Notice of Removal of Action Under 28 U.S.C. (S) 1441 (b) (Federal Question) and the NYS Action is now pending in the United States District Court for the Western District of New York, 97-CV-6299-L; and

          WHEREAS, on or about July 3, 1997, GE Capital commenced an antitrust action against RG&E in the United States District Court for the Western District of New York, No. 97-CV-6307-T (the "GE Capital Antitrust Action"); and

          WHEREAS, the New York State Public Service Commission ("PSC") instituted a proceeding to investigate whether the Debtor had complied with certain legal requirements relating to cogeneration facilities, Case No. 95-E-0447 (the "PSC Proceeding"); and

          WHEREAS, GE Capital and RG&E have had a series of meetings to discuss and negotiate a global settlement of all matters in dispute by and among GE Capital, RG&E, Debtor and the Kamine Affiliates; and

          WHEREAS, the purpose of this agreement is, among other things, to compromise, settle and resolve all disputes and claims by and among RG&E, GE Capital, Debtor, the Estate of Debtor and Kamine Affiliates, including claims in respect of the PPA, the Consent Agreement, the Facility, the Case and the Adversary Proceedings, the NYS Action, the WDNY Action, the PSC Proceeding and the GE Capital Antitrust Action and, in doing so, to provide for the release and discharge of all such claims and resolve all such disputes amicably and without further cost, expense or risk to the parties, all on the terms and subject to conditions set forth below; and

          WHEREAS, the parties hereto have agreed to the essential terms of an asset sale pursuant to the Plan and as set forth in an Acquisition Term Sheet, a copy of which is annexed hereto as Exhibit 1, in which (i) RG&E would purchase the Purchased Assets (as hereinafter defined) for a cash price of $15 million or such higher amount as RG&E may bid for the Purchased Assets or (ii) another entity may purchase the Purchased Assets for an amount in excess of RG&E's bid based upon a bid that conforms to the alternative bidding procedures specified in section 12 of the Acquisition Term Sheet (a "Competitive Bid"), as may be approved by the Bankruptcy Court, in any case with such purchase price to be paid to GE Capital; and

          WHEREAS, RG&E and GE Capital have agreed to a payment plan in the form annexed hereto as Exhibit 2-A ("Payment Plan") to be evidenced by a promissory note payable to the order of GE Capital in the form annexed hereto as Exhibit 2-B (the "RG&E Note"), in full settlement and final satisfaction of RG&E's obligations under the PPA and the Consent Agreement;/1/ and

          WHEREAS, Debtor desires to fully and finally resolve and settle any and all claims of creditors against the Estate of Debtor pursuant to a Plan; and

          WHEREAS, the parties hereto acknowledge it will be beneficial to them and to all other creditors of the Estate



/1/ In the event there is a successful Competitive Bid, then the difference between (i) the successful Competitive Bid and (ii) the sum of $15 million plus interest on $15 million from July 1, 1998 through the Effective Date (as hereinafter defined) calculated at the annual rate of 7%, shall be applied first to reduce the $10 million cash payment due on the Effective Date, and then to payments on the RG&E Note in direct order of maturity.

of Debtor and other parties in interest to permit the consummation of the transactions contemplated herein and in the Acquisition Term Sheet upon the terms and subject to conditions set forth below, and upon no other terms and conditions.

          NOW, THEREFORE, for and in consideration of the foregoing recitals which are incorporated in and a part of this Settlement Agreement, and the mutual promises and covenants herein contained, IT IS HEREBY AGREED by and among the parties hereto that:


          1.   Pending Legal Proceedings.
               ------- ----- -----------

               (a) As among the parties hereto, the NYS Action, the WDNY
Action, the Adversary Proceedings and the GE Capital Antitrust Action (collectively "Pending Legal Proceedings") and the PSC Proceeding shall be deemed still subject to the approval of the respective courts in which each such proceeding is pending or the PSC. Each party shall use reasonable best efforts (without incurring any significant expenses to do so) to achieve a stay of the Pending Legal Proceedings, any other pending litigation and regulatory proceedings, with such stays to remain in effect until the earlier of the Effective Date (as hereinafter defined in Section 9(d)) or the date of termination of this Settlement Agreement.

               (b) The parties hereto shall refrain from commencing any new litigation or regulatory proceeding, the outcome of which could have a materially adverse effect on (i) the PPA, (ii) the Consent Agreement, or (iii) this Settlement Agreement, or rights or obligations hereunder or thereunder; provided, however, the obligations of the parties pursuant to this paragraph
--------- -------
shall be subject to the condition that no party shall be required to take any action or suffer any inaction that would lead to forfeiture, loss of rights, or otherwise cause a material adverse impact on such party with respect to any such litigation or regulatory proceeding.

               (c) Upon the occurrence of the Effective Date, each of RG&E, GE Capital, Debtor and Kamine Affiliates shall, to the extent they are a party thereto, dismiss, with prejudice and without costs or attorneys' fees, the Pending Legal Proceedings and, in furtherance thereof, agrees to the immediate and concurrent execution of Stipulations of Discontinuance in the forms annexed hereto as Exhibits 3, 4, 5, 6/2/ and 7, which Stipulations shall be held in escrow by Weil, Gotshal & Manges LLP and shall not be released from





-----------------
/2/ RG&E shall use reasonable best efforts to obtain from Allegany Cogeneration, Inc. a stipulation of discontinuance in the form of Exhibit 6 in respect of the NYS Action.

escrow or become effective, binding or enforceable unless and until the Effective Date occurs or this Settlement Agreement is terminated in accordance with its terms, and in the latter case such Stipulations shall be returned to the respective plaintiff in the action relating to each such Stipulation.

          2.  Termination of PPA and Consent Agreement.
              ----------- -- --- --- ------- ---------

              (a) On the occurrence of the Effective Date, the PPA shall be terminated and of no further force or effect and all rights, powers, benefits, duties and obligations of RG&E and Debtor under the PPA shall be terminated, released and discharged.

              (b) On the occurrence of the Effective Date, the Consent Agreement shall be terminated and of no further force and effect and all rights, powers, benefits, duties and obligations of RG&E or GE Capital under the Consent Agreement shall be terminated, released and discharged.


          3.  Asset Sale and Transfers.
              ----- ---- --- ---------

              (a) On the Effective Date, Debtor shall sell, assign, convey and transfer to RG&E, or to such entity as RG&E shall designate as purchaser ("Purchaser"), unless there is a successful Competitive Bid by an entity other than RG&E or its designee, all of Debtor's right, title and interest in (i) the Facility and the Facility Property (as defined in the Acquisition Term Sheet), (ii) certain contracts that are not executory contracts (as that term is used in section 365 of the Bankruptcy Code) related thereto which shall be designated in a Schedule of Contracts to be furnished to GE Capital on or before April 30, 1998, and (iii) certain executory contracts related thereto which shall be designated in a Schedule of Executory Contracts to be furnished to GE Capital on or before April 30, 1998 (collectively, the contracts listed in the Schedules of Contracts and Executory Contracts and the Facility and Facility Property, the "Purchased Assets") . Neither the Schedule of Contracts nor the Schedule of Executory Contracts shall include thereon any contract that is described as an Excluded Asset in Section 4 of the Acquisition Term Sheet.

               (b) The Purchased Assets shall be conveyed free and clear of any and all liens and encumbrances as well as Claims (as defined in Code (S) 101(5)), liabilities or legal obligations accrued up to the Effective Date and that could necessitate payment by Purchaser or otherwise impair utilization of the Purchased Assets. RG&E shall in no event assume or be liable for any such Claim, liability or legal obligation.

               (c) On the Effective Date, unless the Purchased Assets shall be purchased by another entity that is not affiliated with RG&E, RG&E shall pay (which payment may be made on RG&E's behalf by Purchaser) to GE Capital, by wire transfer of immediately available funds, an amount equal to the purchase price described in the Acquisition Term Sheet, which amount shall be applied by GE Capital in partial satisfaction of Debtor's DIP Loan balance.

               (d) On the Effective Date, Debtor and Kamine Affiliates shall assign, transfer and convey to GE Capital (or its designee) all of their respective right, title and interest in (i) the Greenhouse, (ii) that certain Loan and Security Agreement, dated as of June 1, 1993, by and among Debtor, Kamine Development Corp., Besicorp Group, Inc. ("BGI"), Allegany Greenhouse Inc. ("AGI") and IDA (as hereinafter defined), the Term Bond issued by AGI pursuant thereto, and all related documents and instruments (collectively, the "Greenhouse Mortgage Instruments") and (iii) all interests, rights, privileges, claims, counterclaims, actions, causes of action and defenses of the Debtor against AGI and, to the extent that the claims of Ammerlaan Agro-Projecten B.V. ("Ammerlaan") against the Debtor and the Greenhouse have not been compromised and settled by a definitive written agreement in form and substance satisfactory to Debtor and GE Capital ("Ammerlaan Settlement Agreement"), Ammerlaan, including those arising under or relating to the Greenhouse and the Greenhouse Mortgage instruments.

               (e) On the Effective Date, GE Capital shall fund an escrow account to be established by Debtor, on terms and conditions satisfactory to GE Capital, Debtor, the Creditors' Committee and the Bankruptcy Court, with funds in an amount sufficient to pay Debtor's obligations under the Plan, including costs and expenses of administration that may be or have been incurred in the Chapter 1 Case and statutory fees owing to the U.S. Trustee, when such obligations become due and owing. None of GE Capital, RG&E or Kamine Affiliates shall assume or be liable for any obligations under the Plan, except as otherwise expressly provided herein or in the Acquistion Term Sheet


           4.  Parties to Cooperate with Asset Sale and
               ------- -- --------- ---- ----- ---- ---
               Transfers and Support the Plan.
               --------- --- ------- --- -----

               (a) Each party hereto agrees to fully cooperate with each other party, and to make reasonable best efforts to facilitate and further the negotiation, documentation and implementation of the transactions contemplated hereby and by the Acquisition Term Sheet and the Plan

               (b) Effective on the Effective Date, each party hereto other than Debtor and GE Capital hereby waives and relinquishes any and all Claims against Debtor, the Estate of Debtor or property of Estate of Debtor, including Claims arising from or related to the PPA, the Facility and the Greenhouse, and each Kamine Affiliate agrees that it shall not receive or retain any distribution or property under the Plan.

               (c) Each party hereto other than Debtor hereby agrees to vote to accept the Plan. Each party hereto hereby agrees to support confirmation and consummation of the Plan and to make reasonable best efforts to implement and effectuate those results.

          5.   Consent to Asset Sale and Settlement Agreement.
               ------- -- ----- ---- --- --------------------

               (a) Debtor and Kamine Affiliates agree that the proposed sale of the Purchased Assets in accordance with the terms set forth in the Acquisition Term Sheet, to be implemented by the Plan, is in the best interests of Debtor's creditors and other parties in interest, Debtor agrees that the sale or other disposition of the Greenhouse and other assets of the Debtor in accordance with the Plan is also in the best interests of the Debtor and its estate and Debtor therefore agrees to be, become and remain a co-proponent of, and to support the Plan. Debtor and Kamine Affiliates agree to support any future application for authority to implement and effectuate the transactions contemplated hereby and by the Acquisition Term Sheet and the Plan.

               (b) The parties hereto acknowledge their intent to cooperate with each other in their efforts to resolve their disputes with the other parties in interest.


          6.   Non-Interference.
               ----------------

               (a) Unless or until a party is in material breach of this Settlement Agreement, (i) each Kamine Affiliate and Debtor agrees it will cooperate with GE Capital and RG&E to complete a sale of the Purchased Assets and the disposition of all other assets of Debtor as contemplated hereby and by the Acquisition Term Sheet and the Plan; and (ii) the parties hereto agree they will take no action in the Bankruptcy Court to oppose confirmation and consummation of the Plan.


               (b) In the event the Effective Date has not occurred prior to August 31, 1998, RG&E, Debtor and GE Capital agree to meet and negotiate in good faith in respect to revising the manner and/or timing of the transactions contemplated hereby and by the Acquisition Term Sheet and the Plan. To the extent requested jointly by GE Capital and

RG&E, each of the other parties hereto agrees to consent to any commercially reasonable proposal for revising the manner and/or timing such transactions, including any request or requests for one or more extensions of time to complete confirmation and consummation of the Plan and the transactions contemplated hereby, by the Acquisition Term Sheet and the Plan for a period ending on or prior to December 31, 1998; provided, however, the Kamine Affiliates shall not
                             -------- -------
be requested to consent to any such proposal if it deprives them of the benefits of Sections 1(a), 1(b) and 8(a) of this Settlement Agreement or imposes upon them any significant expense.


          7.   Payments by RG&E to GE Capital.
               -------- -- ---- -- -- -------

               (a) On the Effective-Date, and in accordance with the Plan, RG&E shall make a payment of $10 million/3/ to GE Capital and shall execute and deliver to GE Capital the RG&E Note payable to the order of GE Capital evidencing the Payment Plan providing for 64 payments to GE Capital in the aggregate amount of $168.35 million, commencing on June 30, 1998 with a payment of $3.5 million; continuing on September 30, 1998 through and including the last business day of June, 1999, with four (4) quarterly payments each of $2.125



-----------------
/3/ See note 1 supra.
               -----
million; and continuing on the last business day of September, 1999 and on the last business day of each calendar quarter following the quarter ending September 30, 1999 through and including March 31, 2014 with fifty-nine (59) quarterly payments each of $2.65 million, by wire transfer of immediately available funds to such bank accounts and in such amounts as shall be designated in advance of the Effective Date by GE Capital. If RG&E is the purchaser of the Purchased Assets and the Effective Date occurs after June 30, 1998, RG&E shall pay interest from July 1 1998 on the purchase price for the Purchased Assets at the annual rate of 7% to and excluding the Effective Date, such accrued interest payment to be made on the Effective Date.

               (b) RG&E shall have the right to prepay the entire outstanding balance of all payments required to be made under the Payment Plan by paying to GE Capital on the prepayment date an amount equal to the present value of such payments. In the event such prepayment is financed in full by securitization of a portion of RG&E assets related to stranded costs in a registered public offering or private placement pursuant to enabling legislation of the New York State Legislature or by executive or administrative order ("Securitization"), the discount rate shall be 7.l0% per annum; in all other instances, the discount rate shall be 7.0% per annum. Any such prepayment shall be made by wire transfer to the account specified pursuant to Section 7 (a). At least ten business days prior to any prepayment, RG&E shall give GE Capital notice of the intended prepayment, the amount and date thereof, and identify the scheduled payments which are to be prepaid; and upon delivery of such notice, RG&E shall be unconditionally bound to effect such prepayment on the date specified therein.


          8.  Agreement to Release.
              --------- -- -------

              (a) Except for obligations pursuant to this Settlement Agreement, on the Effective Date, each of RG&E, GE Capital, Debtor and each Kamine Affiliate shall mutually release, acquit and forever discharge each other and its respective past or present officers, directors, partners, employees, agents and attorneys (other than those persons that acted or were in such capacities with respect to BGI) from any and all manner of Claims, claims or causes of action with respect to any and all actions or inactions, however described, whether in law or equity, whether known or unknown, that any party has or may have against any othet party as of the Effective Date, for or by reason of any cause, matter or thing whatsoever, to the extent, and only to the extent, related to or in respect of Debtor, the purchased Assets, the PPA, the Consent Agreement, the Pending Legal proceedings, the PSC Proceeding or any transaction relating to any of the foregoing. Such general releases shall be in the form of Exhibits 8, 9, 10 and 11 annexed hereto.


               (b) Upon Bankruptcy Court approval of this Settlement Agreement and confirmation of the Plan and effective on the Effective Date, each Kamine Affiliate and RG&E shall waive and release all respective obligations and indebtedness of the Estate of Debtor to such Kamine Affiliate and RG&E, and each Kamine Affiliate and RG&E shall have agreed that any and all Claims held by such Kamine Affiliate and RG&E against the Estate or property of the Estate shall be disallowed and expunged.

9.        Conditions to Closing.
          ---------- -- -------

               (a) The obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of each of the following conditions (the "Closing Conditions")

                    (i) Entry of a Final Order (as defined herein) (which may be the Confirmation Order) by the Bankruptcy Court approving this Settlement Agreement, including the compromise and settlement of the Pending Legal Proceedings;

                 (ii) the satisfaction or waiver of each of the Closing Conditions set forth in the Acquisition Term Sheet and entry of a Final Order by the Bankruptcy Court (which may be the Confirmation Order) approving the sale of the Purchased Assets pursuant to the Acquisition Term Sheet and the Plan;

                 (iii) entry of a Final Order by the Bankruptcy Court
              confirming the Plan (the "Confirmation Order");

                 (iv) the release from escrow at the closing (for the purpose of filing the same with the applicable court) of Stipulations of Discontinuance in the form of Exhibits 3, 4, 5, 6, and 7 annexed hereto dismissing, with prejudice and on the merits, all Pending Legal Proceedings;

                 (v) entry of a Final Order or Orders by the New York State Public Service Commission ("PSC") approving this Settlement Agreement and the recovery of the associated cost and such other transactions subject to PSC jurisdiction as are required to implement this Settlement Agreement or the transactions contemplated herein, coupled with a finding of the prudence as to RG&E's entry into and performance of this Settlement Agreement;

                 (vi) entry of a Final Order or Orders by the PSC approving the Amended and Restated Settlement Agreement dated October 23, 1997 in Case 96-E-0898, the so-called Competitive Opportunities Proceeding, providing for a recovery of the costs associated with this Settlement Agreement and related transactions in rates for electric service to RG&E customers in form acceptable to RG&E;

                 (vii) the execution and delivery in escrow, pending the closing contemplated by this Settlement Agreement, by Debtor, GE Capital, Kamine Affiliates and RG&E of Releases in the form of Exhibits 9, 10, 11 and 12 annexed hereto;

                 (viii) entry of Final Orders (which may be the
              Confirmation Order) as shall be required to enable the Debtor to assume, assign and/or convey to GE Capital or its designee(s), all of Debtor's interest in the Greenhouse;

                 (ix) all conditions to the effective date of the Plan have been met or waived by the party or parties entitled to grant any such waiver;

                 (x) such approvals, consents and agreements of the Allegany County Industrial Development Agency ("IDA") as are required to effectuate the transactions contemplated herein, in the Acquisition Term Sheet and in the Plan, including those that would enable RG&E or another purchaser of the Purchased Assets (and GE Capital or its designee(s) with reference to the Greenhouse) to use, occupy, operate and enjoy the benefits of ownership of such assets in the same manner and for the same term as that to which Debtor is entitled, assuming no default or event of default had occurred prior to the date hereof; and

                 (xi) the execution and delivery in escrow, by RG&E, pending the closing contemplated by this Settlement Agreement, of the

         RG&E Note in form identical to Exhibit 2-B hereto.



         b) As used herein, "Final Order" means an order from which the time to appeal, petition for certiorari or move for reargument or rehearing has expired
                     ----------
and as to which no appeal, petition for certiorari or move for reargument or
                                        ----------
rehearing shall then be pending or as to which any right to appeal, petition for certiorari or motion for reargument or rehearing shall have been waived in
----------
writing in form and substance satisfactory to each of the parties or, in the event that an appeal, petition for certiorari or motion for reargument or
                                   ----------
rehearing has been sought, such order shall have been affirmed by the highest court to which such order was appealed, certiorari has been denied, or
                                        ----------
reargument or rehearing denied, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired;
             ----------
provided, however, that RG&E and GE Capital shall have the sole and absolute
-----------------
right to jointly waive the requirement as to the finality of the orders contemplated by clauses (i), (ii) and (iii), and the requirements of clauses
(iv), (ix) and (x) of Section 9 (a), RG&E shall have the sole and absolute right to waive the requirement of the Final Orders contemplated by clauses (v) and
(vi) thereof, and GE Capital shall have the sole and absolute right to waive the requirements of clause (viii) and (xi).

          (c) The parties hereto agree to use prompt and reasonable best efforts to obtain satisfaction of the Closing Conditions; provided, however, that any
                                                  --------- -------
further condition imposed by the PSC upon RG&E or the transactions contemplated by this Settlement Agreement shall be subject to evaluation by RG&E in its sole and absolute discretion.

          (d) The simultaneous closing of all of the transactions contemplated hereby and by the Acquisition Term Sheet and the Plan shall occur within five business days following the date upon which the last Closing Condition is satisfied or waived (such closing date, the "Effective Date") . The closing shall be held at the offices of Nixon, Hargrave, Devans & Doyle LLP, 437 Madison Avenue, New York, New York or at such other location as to which the parties may agree.

     10.  Cooperation with respect to Bankruptcy Court Approvals.
          ----------- ---- ------- -- ---------- ----- ---------

          (a) The parties hereto shall use reasonable best efforts to seek and obtain approval of the Bankruptcy Court of this Settlement Agreement and the Acquisition Term Sheet, together with all requisite documents and instruments hereby contemplated and all of the transactions contemplated herein or therein.

          (b) The parties hereto shall cooperate with each other in preparing and filing any and all submissions to the Bankruptcy Court, other courts or to regulatory agencies in respect of this Settlement Agreement.

          11.  Events of Termination.
               ------ -- -----------

    This Settlement Agreement shall be terminated, and the transactions contemplated hereby shall be abandoned:

          (a) by the joint written consent of RG&E and GE Capital; or

          (b) by RG&E or GE Capital, if there is a breach in any material respect of any of the terms of this Settlement Agreement by another party and such breach is not cured within fifteen (15) days after notice of such breach is given to the party(ies) alleged to have breached; or

          (c) on the occurrence of August 31, 1998 without the occurrence of the Effective Date, unless, upon joint written consent only of RG&E, Debtor and GE Capital, such date is extended to a date not later than December 31, 1998; or

          (d) on the occurrence of December 31, 1998 without the occurrence of the Effective Date.

          (e) by the Kamine Affiliates, if the obligations incorporated in Sections 1(a), 1(b) and 8(a) of this Settlement Agreement for their benefit are breached in a material respect.

           12.  Reservation of Rights.
                ----------- -- ------

    This Settlement Agreement is entered into for purposes of consensually resolving and settling certain disputed matters without further cost, expense or risk to any party hereto; neither this Settlement Agreement nor any documents related to or arising out of this Settlement Agreement (including without limitation documents which may be submitted to the Bankruptcy Court, the PSC, the IDA or any other court or agency) may be used, admitted into evidence at any trial, hearing or proceeding to the prejudice of any party hereto, except to enforce any provision of this Settlement Agreement. In the event this Settlement Agreement is terminated in accordance with its terms without the occurrence of the Effective Date, each of the parties hereto expressly reserves all its respective rights at law and equity with respect to any claims, defenses, setoffs, counterclaims and cross-claims, that each such party may have against any other party.

               13.  Bankruptcy Court Approval.
                    ---------- ----- --------

                    This Settlement Agreement is made, in part, pursuant to Rule 9019, Fed. R. Bankr. P. and is subject to, and conditioned upon, approval by the Bankruptcy Court. This Settlement Agreement shall have no force or effect and, except for Sections 1(a), 1(b), 4(a), 6 10, 11, 12, 13, 14, 15, 16(a), and
17 through 22, inclusive hereof, shall not be binding on the parties hereto unless and until the compromise and settlement herein has been approved by a Final Order of the Bankruptcy Court. The parties hereto shall exercise their respective reasonable best efforts to obtain from the Bankruptcy Court an order that approves such compromise and settlement.

               14.  Corporate Action; RG&E Representations.
                    --------- ------- ---- ---------------

                    (a) Each party hereto has obtained the requisite internal approval(s) of this Settlement Agreement and the transactions contemplated herein.

                    (b) RG&E represents and warrants that on and as of the Effective date:

                    (i) RG&E will have full corporate power and authority to execute and deliver the RG&E Note and to perform and observe the provisions of the RG&E Note.

                    (ii) The execution, delivery and performance by RG&E of the RG&E Note will have been duly authorized by all necessary corporate action, and will not contravene any law or any contractual restriction binding on or affecting RG&E or its assets.

                    (iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body will be required for the due execution, delivery and performance by RG&E of the RG&E Note.

                    (iv)  The RG&E Note will be identical in form to Exhibit
               2-B hereto and will be the legal, valid and binding obligation of the RG&E, enforceable against the Obligor in accordance with its terms.

                    (v) There will be no pending or threatened action or proceeding affecting RG&E before any court, governmental agency or arbitrator which will purport to affect the legality, validity or enforceability of the RG&E Note.

               15.  Consideration; Informed Decision by Parties.
                    -------------- -------- -------- -- -------

                    This Settlement Agreement is entered into without force or duress, in the free will of each party hereto and each acknowledges that the settlement described herein constitutes full and adequate consideration for its entering into this Settlement Agreement and for the execution and delivery of the Releases and other documents referred to in this Settlement Agreement. Each party hereto has consulted with counsel regarding the transactions contemplated by this Settlement Agreement and has resolved with counsel any questions it may have as to the meaning, effect or interpretation of this Settlement Agreement and the execution and delivery of the Settlement Agreement. The decision of each party hereto to enter into this Settlement Agreement and the execution and delivery of documents applicable to the Settlement Agreement is a fully informed decision, and each is aware of all legal and other ramifications of such decision.

               16. General Provisions.
                   ------- ----------

                   (a) All references in this Settlement Agreement to sections, captions, titles or articles refer only to sections, captions, titles or articles in this Settlement Agreement and to no other document, unless expressly stated otherwise, and shall not be deemed for any purpose to modify, explain or aid in construction or interpretation of any of the terms or provisions of this Settlement Agreement.

                   (b) Each party hereto agrees to perform such other and further acts and to execute such other and further documents as may be reasonably necessary to carry out the provisions or purposes of this Settlement Agreement. Each party agrees that it will not take any action which wouinterfere with the performance of this Settlement Agreement by any other party or which would adversely affect any of the rights provided for herein.

                   (c) All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when sent via facsimile (with hard copy to follow by mail), delivered personally on the day following deposit in a nationally known overnight/delivery service addressed as follows:



If to GE Capital:


General Electric Capital Corporation
120 Long Ridge Road, Third Floor
Stamford, CT 06927
Attn:  William D. Strittmatter
FAX (203) 961-5776

with copies to:

Arthur A. Cohen
General Electric Capital Corporation
120 Long Ridge Road, Third Floor
Stamford, CT 06927
FAX (203) 357-6632



                     and

Alan B. Miller, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
FAX (212) 735-4965


If to RG&E:

Rochester Gas & Electric Corporation
89 East Avenue
Rochester, New York 14649
Attn:  Michael T. Tomaino
FAX (716) 724-8285


with copies to:

William S. Thomas, Jr., Esq.
Nixon, Hargrave, Devans & Doyle LLP
Clinton Square
P.O. Box 1051
Rochester, New York 14603
FAX (716) 263-1600


If to Debtor:

Kamine BesicorplAllegany L.P.
1545 Route 206
Suite 300
Bedminster, New Jersey 07921
Attn:  Mark Slifkin


with copies to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, New 10178
FAX (212) 808-7897
Attn:  Alan Epstein, Esq. Mark Bane, Esq.


If to Kamine Affiliates:

Kamine Development Corp.
1545 Route 206, Suite 300
Bedminster, NJ 07921-2567
Attn:  President
FAX (908) 719-2211
with a copy to:
Paul S. Hollander, Esq.
Okin, Hollander & DeLuca,LLP
One Park Plaza
Fort Lee, NJ 07024
FAX (201) 947-2663


               17.  Entire Agreement.
                    ------ ---------

               This Settlement Agreement and any and all agreements ancillary hereto represent the entire agreement between the parties hereto, and supersede all prior agreements and understandings with respect to the subject matter hereof, whether written or oral. This Settlement Agreement and any and all agreements ancillary thereto have been fully negotiated by all parties. Accordingly, no prior drafts, memoranda or term sheet prepared by any party shall be used to construe or interpret any provision hereof or of any related document.

               18.  Submission to Jurisdiction.
                    ---------- -- ------------

               Without prejudice to their respective positions and decisions previously entered in the Pending Legal Proceedings regarding jurisdiction and venue, each party hereto consents to the exclusive jurisdiction and venue of the Bankruptcy Court over any action or proceeding arising out of or relating to this Settlement Agreement, and otherwise arising out of or relating to the transactions contemplated hereby, and, further, each party (i) agrees that all claims in respect of such action or proceeding may be heard and determined to Final Order or Final Judgment by the Bankruptcy Court, and (ii) hereby waives any objection on the basis of forum non
                                                                       ----- ---
conveniens to such action or proceeding.
----------

               19.  Governing Law.
                    -------------

                    This Settlement Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to its principles of conflict of laws.

               20.  Waiver of Provisions.
                    ------ -- ----------

                    No delay or failure on the part of any of the parties hereto to exercise any rights under the terms of this Settlement Agreement shall waive, exhaust, or impair such party's ability to thereafter exercise such rights or any other rights given hereunder.

               21.  Amendments.
                    ----------

                    This Settlement Agreement may not be altered, amended or modified in any way whatsoever except by a writing duly executed by all of the signatories to this Settlement Agreement.

               22.  Counterparts.
                    ------------

                    This Settlement Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Settlement Agreement, taken together, shall constitute but one and the same instrument.



IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

        Dated:  May    , 1998      RG&E
                    ---            ----


                                   ROCHESTER GAS AND ELECTRIC CORPORATION


                                   By:
                                           -----------------------
                                   Name:   Michael T. Tomaino
                                   Its:    Senior Vice President
                                           and General Counsel



        Dated: May    , 1998       "GE Capital"
                   ---              -- -------


                                   GENERAL ELECTRIC CAPITAL CORPORATION

                                   By:
                                           -----------------------
                                   Name:   William D. Strittmatter
                                   Its:    Vice President



        Dated: May    , l998       "DEBTOR"
                   ---             --------


                                   KAMINE/BESICORP Allegany L.P.

                                   By:     KAMINE Allegany COGEN CO., INC.
                                   Its:    Managing Partner

                                   By:
                                           -----------------------
                                   Name:   William D. Strittmatter
                                   Its:    President

                               "KAMINE AFFILIATES
                                ------ ----------



        Dated: May    , 1998        KAMINE ALLEGANY COGEN CO., INC.
                   ---
                                    By:
                                    Name:  William D. Strittmatter
                                    Its:   President



        Dated: May    , 1998        BETA ALLEGANY INC.
                   ---

                                    By:
                                           -----------------------
                                    Name:  William D. Strittmatter
                                    Its:   President



        Dated: May    , 1998        KAMINE DEVELOPMENT, L.P.
                   ---


                                    By:     Kamine Allegany Cogen Co., Inc.
                                    Its:    General Partner

                                    By:
                                           -----------------------
                                    Name:  William D. Strittmatter
                                    Its:  President



        Dated: June    , 1998       KAMINE DEVELOPMENT CORP.
                    ---

                                    By:
                                           -----------------------
                                    Name:  Harold N. Kamine
                                    Its:   President

STATE OF NEW YORK  )
                   :    SS.:
COUNTY OF MONROE  )


On the _____ day of May in the year 1998 before me personally came MICHAEL T. TOMAINO to me known, who, being by me duly sworn, did depose and say that he resides in Honeoye, New York, that he is the Senior Vice President and General Counsel of ROCHESTER GAS AND ELECTRIC CORPORATION, the corporation described in and which executed the above instrument; that she knows the seal of said corporation; and that she signed her name thereto by order of the board of directors of said corporation.


                                        ______________________
                                             Notary Public

 STATE OF CONNECTICUT )
                      :    SS.:
 COUNTY OF FAIRFIELD  )


          On the _____ day of May in the year 1998 before me personally came WILLIAM D. STRITTMATTER to me known, who, being by me duly sworn, did depose and say that he resides in Fairfield Ct; that he is the President of Kamine Allegany Cogen Co. Inc., a New York corporation, the managing general partner of Kamine/Besicorp Allegany L.P. and of Kamine Development, L.P., partnerships described in and which executed the above instrument; that he knows the seal of said corporation; and that he signed his name thereto by order of the board of directors of Kamine Allegany Cogen Co., Inc.



                                        ______________________
                                             Notary Public

STATE OF CONNECTICUT )
                     :    SS.:
COUNTY OF FAIRFIELD  )


          On the _____ day of May in the year 1998 before me personally came WILLIAM D. STRITTMATTER, to me known, who, being by me duly sworn, did depose and say that he resides in Fairfield, Ct., that he is a Vice President of General Electric Capital Corporation, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; and that he signed his name thereto by order of the board of directors of said corporation.



                                        ______________________
                                             Notary Public

STATE OF CONNECTICUT  )
                      :    SS.:
COUNTY OF FAIRFIELD   )


          On the _____ day of May in the year 1998 before me personally came WILLIAM D. STRITTMATTER to me known, who, being by me duly sworn, did depose and say that he resides in that he resides in Fairfield, Ct.; and that he is the President of each of Kamine Allegany Cogen Co., Inc.; and Beta Allegany Inc. corporations described in and which executed the above instrument; that he knows the seal of said corporations; and that he signed his name thereto by order of the board of directors of said corporations.



                                        ______________________
                                             Notary Public

STATE OF NEW JERSEY )

                    :    SS.:

COUNTY OF SOMERSET  )


          On the _____ day of June in the year 1998 before me personally came Harold N. Kamine to me known, who, being by me duly sworn, did depose and say that he resides in __________________________________ that he is the President of Kamine Development Corp., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; and that he signed his name thereto by order of the board of directors of said corporation.



                                        ______________________
                                             Notary Public

                        EXHIBIT SCHEDULE
                        ------- --------



1    Acquisition Term Sheet

2-A  RG&E/GE Capital Payment Plan

2-B  RG&E Note

3    Stipulation, Adversary Proceeding

4    Stipulation, Second Adversary Proceeding

S    Stipulation, KBALP Antitrust Action

6    Stipulations, WDNY Action

7    Stipulation, GE Capital Antitrust Action

8    Release, RG&E

9    Release, GE Capital

10   Release, Debtor

11   Release, Kamine Affiliates

                            Acquisition Term Sheet


         Subject to the terms and conditions herein and in the Global Settlement Agreement, to which this is an Exhibit:

         (1) On the Effective Date,/1/ Debtor shall sell, assign, convey and transfer to RG&E, all of Debtor's right, title and interest in the Purchased Assets, which shall by order of the Bankruptcy Court be free and clear of all liens, encumbrances or other Claims under Code (S) 363(f). In furtherance thereof, Debtor shall move or incorporate in the Plan the assumption and assignment to RG&E as of the Effective Date of the Plan (or to any other qualified assignee that RG&E may designate and, if so designated, such entity shall be known as RG&E for purposes of designating the entity to which property will be transferred, effective from and after such assumption and assignment) all of Debtor's right, title and interest in the contracts identified by RG&E as part of the Purchased Assets, such contracts to be designated in a Schedule of Executory Contracts to be furnished to GE Capital prior to April 30, 1998, if and to the extent they are executory contracts


-----------------
/1/ Capitalized terms shall have the same meanings in this Term Sheet that they have in the Global Settlement Agreement unless otherwise defined herein.

pursuant to Code (S) 365(a). Prior to April 30, 1998, RG&E shall also designate and furnish to GE Capital a schedule of contracts that are not executory (as that term is used in section 365 of the Bankruptcy Code) which shall be designated a Schedule of Contracts. If within seven (7) business days of receipt of said Schedules, GE Capital has not objected, then the Schedules shall be deemed accepted. However, if GE Capital objects, then RG&E and GE Capital shall meet and negotiate in good faith to reach a commercially reasonable solution to such objection, provided, however, in respect of any solution none of RG&E, GE
                -----------------
Capital or Kamine Affiliates shall be obligated to incur any significant additional expense.

         (2) The Purchase Price shall be $15 million plus interest at the annual rate of 7% from July 1, 1998 or such higher amount as RG&E may bid pursuant to the procedures described in paragraph 12 hereof, payable at closing, by wire transfer to such bank accounts and in such amounts as shall be designated in advance of the Effective Date by GE Capital.

         (3) On the terms and subject to conditions of this Acquisition Term Sheet, on the Effective Date, Debtor shall sell, assign, convey and transfer to RG&E, all its right, title and interest in the following personal property on an "AS IS, WHERE IS" basis, except as expressly otherwise provided elsewhere in this Agreement (collectively, the "Facility Property"):
                                      -------------------

                          All tangible and intangible personal property which is
                    owned by Debtor or any of the Kamine Affiliates, located on or in or used in connection with the ownership, operation and maintenance of the Facility or the business conducted thereon and all such personal property owned by Debtor or acquired for installation or use in connection therewith, wherever located, including, without limitation: (a) all equipment; (b) all inventory; (c) all security deposits; (d) all warranties or service contracts and other agreements relating thereto; (e) office furnishings and supplies; (f) all intangible property to the extent transferrable by the Debtor with or without Bankruptcy Court approval; (g) laboratory and testing records; (h) all licenses and permits to the extent transferrable by the Debtor with or without Bankruptcy Court approval, if applicable and required by law; (i) all utility, security and other deposits and reserve accounts made (and any refunds thereof) as security for the fulfillment of any obligation of Debtor; (j) all books, records, files, reports, budgets, correspondence, manuals, promotional materials, software and intellectual property rights related to the use, development, operation, management, service, maintenance and leasing of the Facility; (k) all construction contracts and construction guaranties, if any, and other assurances of performance; (1) all telephone numbers and directory advertising agreements related to or used in connection with the Facility; and (m) all drawings, plans, specifications, diagrams, reports, any other architectural or engineering work product related to the Facility.

          (4) It is expressly agreed and understood that certain properties and assets of Debtor or in which Debtor has an interest, including the Greenhouse, the water distillation plant and all equipment used in connection therewith, and various executory contracts, including Debtor's natural gas agreement, Debtor's natural gas transportation agreements, the ISDA Master Agreement (Project Swap Agreement), dated as of August 6, 1993, between Debtor and GE Capital, the Operation and Maintenance Agreement dated as of March 1, 1993, and amended, between Debtor and Stewart & Stevenson Operations, Inc. and all matured and unmatured claims and causes of action of Debtor's Estate against (a) Kamine Affiliates, AGI, BGI, Ammerlaan or GE Capital, (b) one or more of Debtor's, Kamine Affiliates' or BGI's past or present agents, officers, directors, partners or employees or (c) any other person or entity constituting avoidance claims that may be asserted under or pursuant to subchapter III of Chapter 5 of the Bankruptcy Code (collectively, the "Excluded Assets") shall not be sold or assigned to RG&E, and shall be retained or released by Debtor or disposed of to others on or after the Effective Date, as provided in the Global Settlement

Agreement and the Plan, Prior to April 30, 1998, RG&E and GE Capital shall agree on a Schedule of Excluded Assets.

          (5) The tangible assets included in the Purchased Assets shall be purchased "AS IS" and "WHERE IS", but RG&E shall have inspected and examined those assets to determine their condition and to ensure that the Purchased Assets are adequate and suitable in accordance with general industry practices for the purpose currently used and intended to be used. RG&E shall have completed any such inspection, examination or due diligence by not later than 5:00 P.M. (EDT) on April 30, 1998 (the "Due Diligence Date"). If by the Due Diligence Date, GE Capital and the Debtor shall not have received written notice of any deficiency, then RG&E shall be deemed to be satisfied with its inspection, examination and due diligence findings. However, if GE Capital and the Debtor by such time shall have received a written notice of deficiency, then RG&E and GE Capital shall meet and negotiate in good faith to reach a commercially reasonable solution to such deficiency. Debtor shall use its reasonable best efforts to maintain, or cause to be maintained, the Purchased Assets in their condition as of the execution and delivery of this Settlement Agreement, ordinary wear and tear and any effect resulting from the operation of the Facility at the request of RG&E excepted.

          (6) Each of Debtor and Kamine Affiliates covenants it will promptly furnish, or cause to be furnished, to RG&E and its representatives all data and information relating to the Purchased Assets that may be reasonably requested through the Effective Date. Debtor shall, through the Effective Date upon the reasonable request of RG&E afford RG&E reasonable access to the Facility and the Facility Property. Debtor shall, through the Effective Date upon the reasonable request of RG&E, cooperate, consult with and assist RG&E and its representatives with respect to any inspection, examination or review of the Purchased Assets. At the request of RG&E and upon at least one business day advance notice, through the Effective Date the Debtor will from time to time give or cause to be given to RG&E and its representatives (a) access during normal business hours to all of the Purchased Assets and related operations and (b) all information concerning the Purchased Assets as RG&E may reasonably request.

          (7) At closing, Debtor shall execute or use its reasonable best efforts to obtain (as applicable), any written consents, approvals, authorizations, assignments, deeds, bills of sale or other instruments of conveyance (collectively "Consents and Instruments of Transfer") in form reasonably satisfactory to RG&E, to transfer to RG&E, and vest in RG&E good and marketable title to all of the Debtor's right, title and interest in and to the Purchased Assets, which shall by order of the Bankruptcy Court be free and clear of liens, encumbrances or other Claims under Code (S) 363(f), and to substitute RG&E as lessee of any Purchased Assets under lease to Debtor. It is expressly understood and agreed that to the extent RG&E or its designee becomes the owner, lessee or entity entitled to become the owner of the real property on which the Greenhouse is situated under an installment sale agreement or other agreement with the IDA, RG&E or such designee as owner of the real property shall at the election of GE Capital subdivide and convey such real property or (as lessee of the real property) shall enter into a lease thereof for a term to be mutually agreed upon at a nominal rental, as applicable, for the benefit of GE Capital and/or its designee-owner of the Greenhouse.

          To the extent that RG&E reasonably determines, before or after the closing, that any additional Consents and Instruments of Transfer are necessary in order to vest all of Debtor's right, title and interest in the Purchased Assets in RG&E, Debtor shall execute or use its reasonable best efforts to obtain any such Consent or Instrument of Transfer. Such Consents and Instruments of Transfer may not require any change in the terms and conditions of the Global Settlement Agreement unless consented to by the parties. GE Capital and the Kamine Affiliates shall use their respective reasonable best efforts (without incurring any significant expenses to do so) to assist the Debtor in respect of the performance of its obligations pursuant to paragraph 7 hereof.

          (8) It is expressly agreed and understood that, RG&E shall not assume, pay or discharge, or in any respect be liable for any liability, obligation, commitment or expense of Debtor or of any Kamine Affiliate attributable to the Purchased Assets including any federal, state or local sales taxes, accrued up to closing or relating to the transfer of the Purchased Assets. At or after the closing, at the request of RG&E and upon five business days advance notice, GE Capital shall execute and deliver UCC-3 termination statements and discharges and/or releases of liens of mortgages and other instruments and documents, in form and substance satisfactory to RG&E and its counsel evidencing the release, discharge and termination of all liens or encumbrances held by GE Capital on the Purchased Assets. Debtor has paid or will pay all taxes, levies and assessments required to be paid by Debtor as of the Effective Date, the non-payment of which would result in the imposition of a lien or a charge against the Purchased Assets or RG&E as owner of the Purchased Assets.

          (9) Any item of Purchased Assets which includes a written or oral obligation which arises or accrues after the Effective Date shall be set forth on a separate schedule prior to closing. RG&E shall in no event assume or be liable for any Claim, liability or legal obligation which accrues on or prior to the Effective Date not specifically assumed in writing.

          (10)  Conditions To Closing.

                The obligation of the parties hereto to the transactions contemplated hereby shall be the satisfaction or waiver of each of the conditions (the "Closing Conditions")

                (i) the satisfaction or waiver of each of the Closing Conditions set forth in the Global Settlement Agreement;

                (ii) all of the Purchased Assets are owned by Debtor in fee simple or are subject to an installment sale agreement with the IDA, except for that which is leased to Debtor; and either any and all rights of third parties to the Purchased Assets that are owned by Debtor shall have been terminated or, in the case of the IDA, it has agreed to amend the installment sale agreement with the Debtor to reflect terms acceptable to RG&E and consented to the assignment of such agreement, as amended, to RG&E;

                (iii) absence of any material change in the condition of the Purchased Assets (ordinary wear and tear from April 30, 1998 and any effect from the operation of this facility prior to the Effective Date at the request of RG&E excepted), including without limitation any damage, destruction or loss, whether or not covered by insurance, which has or will have a materially adverse effect on the Purchased Assets; and

                (iv) Debtor shall have delivered to RG&E the Consents and Instruments of Transfer in form and substance reasonably satisfactory to RG&E; and

          The simultaneous closing of the transactions contemplated hereby and by the Global Settlement Agreement and the Plan shall occur within five (5) business days following the date on which the last Closing Condition is satisfied or waived (the date of such closing being the "Effective Date") . The closing shall be at the offices of Nixon, Hargrave, Devans & Doyle LLP, 437 Madison Avenue, New York, New York or such other location as the parties may agree. Until closing, Debtor shall bear the risk of loss from any damage or destruction of the Purchased Assets.

          (11)  Related Transactions.

                (a) Debtor shall convey its interest in the Greenhouse and all equipment used in connection therewith to GE Capital or its designee. In addition to the matters covered by the second sentence of Section 7 hereof, RG&E shall in good faith provide GE Capital or its designee with such easements, rights of way, permit rights, rights to water supply or other similar rights as are reasonably necessary to have access to and operate the Greenhouse.

                (b) Following the Effective Date, RG&E as the owner of the Facility, shall have no obligation to supply thermal energy to the Greenhouse or to operate the Facility; and nothing herein shall be deemed to be an implied commitment to operate the Facility unless RG&E as owner, in its sole and absolute discretion, from time to time, elects to do so.

                (c) Debtor may store the water distillation equipment at or adjacent to the Facility without expense for 90 days following the Effective Date. Such water distillation equipment shall be removed from the Facility premises within 90 days following the Effective Date.

          (12) Alternative Bidding Procedures.

          The sale of the purchased Assets is subject to any Competitive Bid made at or prior to the commencement of the hearing to consider approval of the Disclosure Statement (the "Hearing"). Any such Competitive Bid must contain the terms set forth in the Acquisition Term Sheet, with the exception of the terms relating to the purchase price to be paid; must be in writing; and shall be received by GE Capital and Debtor not later than the third business day preceding the commencement of the Hearing.

          Debtor shall not recommend a Competitive Bid unless. (a) the value of the Competitive Bid is at least $1 million in excess of the Purchase Price; (b) the competing bidder makes a deposit with Debtor of at least $1,600,000 upon submission of a Competing Bid; (c) the Competitive Bid is accompanied by recent, written financial statements or other financial disclosure which demonstrates the capability and financial wherewithal of the competing bidder to close and consummate the Competitive Bid; and (d) the transaction is not subject to or conditioned upon the obtaining of financing.

          In the event a Competitive Bid is timely made which Debtor and GE Capital jointly determine to be a higher and better offer, RG&E may improve its initial bid at any time prior to the conclusion of the Hearing so as to match the Competitive Bid. If so matched, then additional bidding procedures that are not inconsistent with the foregoing may be determined by the Bankruptcy Court at or before the Hearing.

          In the event there is a successful Competitive Bid, then the difference (i) between the successful higher bid and (ii) $15 million plus interest on $15 million from July 1, 1998 to the Effective Date calculated at the annual rate of 7%, shall be applied first to reduce the $10 million cash payment dueon the Effective Date, and then to payments in the Payment Plan in direct order of maturity.